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Exhibit 23.3 Consent of PricewaterhouseCoopers LLP


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2003, except for Note 1:
Correction of an Error, as to which the date is October 20, 2003 relating to the financial statements of Emergency Filtration Products, Inc. (the "Company") which appear in the Company's Annual Report on Form 10KSB for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Las Vegas, Nevada
September 28, 2004